F5 NETWORKS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of October 23, 2000 (the "Grant Date") between F5 Networks, Inc., a Washington corporation (the "Company") and Jeff Pancottine ("Holder").

     THE PARTIES AGREE AS FOLLOWS:

     1. Grant of Option; Grant Date. The Company hereby grants to Holder, the right (the "Option") to purchase up to 200,000 shares of the Company's Common Stock (the "Option Shares"), 150,000 at a price per share of $33.00, and 50,000 at a price per share of $30.00 (the "Exercise Price"), on the terms and conditions set forth in this Agreement. This Option is not intended to qualify as an incentive stock option for purposes of Section 422 of the Code. The number and kind of Option Shares and the Exercise Price may be adjusted in certain circumstances in accordance with the provisions of Section 9 below.

     2. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

          2.1 Affiliate. "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing.

          2.2  Board.  "Board"  means the  Board of  Directors  of the  Company.

          2.3 Code.  "Code" means the Internal Revenue Code of 1986, as amended.

          2.4 Common Stock. "Common Stock" means the common stock of the Company.

          2.5 Continuous Service. "Continuous Service" means that Holder's service with the Company or an Affiliate, whether as an employee or consultant, is not interrupted or terminated. Holder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which Holder renders service to the Company or an Affiliate as an employee or consultant or a change in the entity for which Holder renders such service, provided that there is no interruption or termination of Holder's Continuous Service. For example, a change in status from an employee of the Company to a consultant of an Affiliate will not constitute an interruption of Continuous Service. The Board, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave or any other personal leave.

          2.6 Disability. "Disability" means the permanent and total disability of Holder within the meaning of Section 22(e)(3) of the Code.

          2.7  Expiration  Date.  "Expiration  Date"  means  October  22,  2010.

          2.8 Fair Market Value. "Fair Market Value" means, as of any date, the value of the Common Stock. If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination or, if the day of determination is not a market trading day, then on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

          2.9 Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

          2.10 Vesting Commencement Date. "Vesting Commencement Date" shall mean Holder's first day of continuous service with the Company.

     3. Vesting. Subject to the limitations contained herein, the Option will vest and become exercisable with respect to 25% of the Option Shares on the first anniversary of the Vesting Commencement Date and with respect to the remaining Option Shares in equal monthly installments over the three years following the Vesting Commencement Date; provided that vesting will cease upon the termination of Holder's Continuous Service.

     4. Method of Payment of the Exercise Price. Payment of the Exercise Price is due in full upon exercise of all or any part of the Option. Holder may elect to make payment of the Exercise Price in cash or by check or one or more of the following if the Company, in its sole discretion at the time the Option is exercised, is then offering such alternatives:

          (a) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, then pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds (a "cashless exercise").

          (b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, then by delivery of already-owned shares of Common Stock (valued at their Fair Market Value on the date of exercise) if (i) either Holder has held the already-owned shares for the period required to avoid a charge to the Company's reported earnings (generally six months) or Holder did not acquire the already-owned shares, directly or indirectly from the Company and (ii) Holder owns the already-owned shares free and clear of any liens, claims, encumbrances or security interests. "Delivery" for these purposes, in the sole discretion of the Company at the time the Option is exercised, shall include delivery to the Company of Holder's attestation of ownership of such shares of Common Stock in a form approved by the Company.

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

Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

          (c) Provided there has been a change in control described in Section 9(c) and the surviving corporation or acquiring corporation refuses to assume the Option or to substitute a similar option for the Option, then by authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to Holder as a result of the exercise of the Option. Notwithstanding the foregoing, the Option may not be exercised by withholding shares of Common Stock to the extent such withholding would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

     5. Whole Shares. The Option may only be exercised for whole shares.

     6. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and the Option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

     7. Term. The term of the Option commences on the Grant Date and expires upon the earliest of the following:

          (a) three (3) months after the termination of Holder's Continuous Service for any reason other than death or Disability, provided that if during any part of such three-month period the Option is not exercisable solely because of the condition set forth in Section 6, the Option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of Holder's Continuous Service;

          (b) twelve (12) months after the termination of Holder's Continuous Service due to Disability;

          (c) eighteen (18) months after Holder's death if Holder dies either during Holder's Continuous Service or within three (3) months after Holder's Continuous Service terminates for reason other than Cause;

          (d) the Expiration Date; or

          (e) the tenth (10th) anniversary of the Grant Date.

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

     8. Exercise.

          (a) The vested portion of the Option may be exercised during its term by delivering a Notice of Exercise in the form attached hereto as Exhibit A, together with the Exercise Price (payable in the manner set forth in Section 4) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

          (b) By exercising the Option, Holder agrees that, as a condition to any exercise of the Option, the Company may require Holder to enter an arrangement providing for the payment by Holder to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of the Option or (2) the disposition of shares acquired upon such exercise.

     9. Adjustments Upon Changes in Stock.

          (a) Capitalization Adjustments. If any change is made in the Common Stock without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the number of Option Shares and the Exercise Price will be appropriately adjusted by the Board, whose determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

          (b) Change in Control--Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, the Option shall be terminated if not exercised (if applicable) prior to such event.

          (c) Change in Control--Asset Sale, Merger, Consolidation or Reverse Merger.

               (i) The Option will immediately vest 50% in the event of a change in control of the Company consisting of: (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise. If applicable, the time during which the Option may be exercised shall also be accelerated in full. The Option shall terminate if not exercised (if applicable) at or prior to such event, and any surviving corporation or acquiring corporation shall assume the remaining unvested portion of the Option or shall substitute a similar Option.

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

               (ii) For purposes of subsection 9(c) the Option shall be deemed assumed if, following the change in control, the Option confers the right to purchase, in accordance with its terms and conditions, for each share of Common Stock subject to the Option immediately prior to the change in control, the consideration (whether stock, cash or other securities or property) to which a holder of a share of Common Stock on the effective date of the change in control was entitled.

     10. Transferability. The Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Holder's life only by Holder. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, Holder may designate a third party who, in the event of Holder's death, shall thereafter be entitled to exercise the Option.

     11. Not a Service Contract. This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on Holder's part to continue in the employ of the Company, or of the Company to continue Holder's employment. In addition, nothing in this Agreement shall obligate the Company, its shareholders, Board, officers or employees to continue any relationship that Holder might have as a director or consultant for the Company.

     12. Withholding Obligations.

          (a) At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, Holder hereby authorizes withholding from payroll and any other amounts payable to Holder, and otherwise agrees to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, which arise in connection with the Option.

          (b)  The  Option  is  not  exercisable   unless  the  tax  withholding
obligations of the Company are satisfied. Accordingly, Holder may not be able to exercise the Option when desired even though the Option is vested.

     13. No Rights As A Shareholder. The Option shall not entitle the Holder to any cash dividend, voting or other right of a shareholder unless and until the date of issuance of the shares that are the subject of the Option.

     14. Professional Advice. The acceptance and exercise of the Option and the sale of Option Shares has consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Holder. Accordingly, Holder acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option and the Option Shares. Holder further

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

acknowledges that the Company has made no warranties or representations to Holder with respect to the income tax consequences of the grant and exercise of the Option or the sale of the Option Shares and Holder is in no manner relying on the Company or its representatives for an assessment of such consequences.

     15. Assignment; Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Holder may not assign any of Holder's rights under this Agreement.

     16. Damages. Holder shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Option Shares which is not in conformity with the provisions of this Agreement.

     17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington excluding those laws that direct the application of the laws of another jurisdiction.

     18. Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Holder is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                           F5 Networks, Inc.
                           501 Elliott Ave West
                           Seattle, WA  98119

Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for Holder and related to this Agreement, if not delivered by hand, shall be mailed to Holder's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid. All mailings and deliveries related to this Agreement shall be deemed received when actually received, if by hand delivery, and five (5) business days after mailing, if by mail.

     19. Amendment of this Agreement. The Board at any time, and from time to time, may amend the terms of this Agreement; provided, however, that the rights under this Agreement shall not be impaired by any such amendment unless (i) the Company requests the consent of the Holder and (ii) Holder consents in writing.

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

     IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the Effective Date.

                                 F5 NETWORKS, INC.


                                 By
                                    --------------------------------------------

                                 Title
                                       -----------------------------------------


Holder hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.


                                 Holder


                                 -----------------------------------------------
                                 Jeff Pancottine

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                   (To be signed only upon exercise of Option)


To:      F5 Networks, Inc.
         501 Elliott Ave West
         Seattle, WA  98119


     The undersigned, the holder of an option to purchase shares of common stock of F5 Networks, Inc. pursuant to an Option Agreement dated as of __________ __, ____ (the "Option Agreement") hereby irrevocably elects to exercise the purchase right represented by the Option Agreement for, and to purchase under that Option Agreement, __________ shares of Common Stock and herewith makes payment of $_____________ for those shares and payment of $___________ for holder's share of withholding and employment taxes resulting from such exercise. Holder hereby confirms the representations, warranties and agreements set forth in the Option Agreement.

     DATED: __________________, ____.


                                     HOLDER:





                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     ADDRESS:


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